Exhibit 5.3

Patrick Loofbourrow

+1 (619) 840-4824

loof@cooley.com

August 6, 2025

Structure Therapeutics Inc.

601 Gateway Blvd., Suite 900

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as U.S. counsel to Structure Therapeutics Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”); and (ii) a sales agreement prospectus (the “ATM Prospectus”) covering up to $250,000,000 of ADSs (as defined below) (such shares, the “ATM Shares”) that may be sold under the Sales Agreement, dated August 6, 2025, among the Company, Leerink Partners LLC, and Cantor Fitzgerald & Co. (the “Sales Agreement”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the ATM Prospectus, will provide for the registration by the Company of the sale of the following securities:

•	ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”), which may be represented by American Depositary Shares (the “ADSs”);

•	preferred shares of the Company in one or more classes (the “Preferred Shares” and together with the Ordinary Shares and the ADSs, the “Shares”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.9 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•	warrants to purchase Shares or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the form to be incorporated by reference as an exhibit to the Registration Statement (each, a “Warrant Agreement”);

•	units, in one or more series, consisting of any combination of the other types of securities that may be offered under the Registration Statement (the “Units”), which may be issued under one or more unit agreements, to be dated on or about the date of the issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (the “Unit Agent”), in the form to be incorporated by reference as an exhibit to the Registration Statement (each, a “Unit Agreement”); and

•	the ATM Shares.

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

Structure Therapeutics Inc.

August 6, 2025

Page Two

The Shares, the Debt Securities, the Warrants, the Units and the ATM Shares are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Base Prospectus, the ATM Prospectus and such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all parties thereto. We have also assumed that the Warrants and the Units will be governed by the laws of the State of New York. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We are not hereby rendering any opinion with respect to any Shares issuable upon the conversion or exercise, as applicable, of any ADSs, Preferred Shares, Debt Securities or Warrants or as part of any Units. We have assumed that with respect to any Debt Securities issuable upon the exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including, without limitation, specific performance. We have assumed that (i) the Company is validly existing under the laws of the Cayman Islands, has the corporate power to enter into and perform its obligations under the Debt Securities, the Indenture, the Warrants, and the Units in accordance with their terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities, the Indenture, the Warrants and the Units in accordance with its organizational documents and the laws of the Cayman Islands, (iii) any Shares issued upon conversion of the Debt Securities or upon the exercise of any Warrants will be duly authorized, validly issued, fully paid and nonassessable, and (iv) the execution, delivery and performance by the Company of its obligations under the Debt Securities, the Indenture, the Warrants, and the Units will not violate the laws of the Cayman Islands or any other applicable laws (excepting from such assumption the laws of the State of New York with respect to the Debt Securities, the Warrants and the Units). We have also assumed that any Debt Securities offered under the Registration Statement and the related Indenture will be executed in the forms filed or will be incorporated by reference as exhibits to the Registration Statement.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to any foreign, U.S. federal or state securities law, rule or regulation.

On the basis of the foregoing, in reliance thereon and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.            With respect to any series of Debt Securities issued under the Indenture and offered under the Registration Statement, provided that; (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (b) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (c) the Indenture has been duly executed and delivered by the Company and the Trustee; (d) the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company by all necessary corporate action and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (e) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative memorandum and articles of association (the “Memorandum and Articles of Association”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or in connection with any Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights, generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

Structure Therapeutics Inc.

August 6, 2025

Page Three

2.            With respect to the Warrants offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (b) the Warrants and any applicable Warrant Agreement have been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (c) any applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (d) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplements, so as to be in compliance with and not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum and Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Warrants have been duly executed and delivered by the Company and authenticated by any Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with any applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement or in connection with any Preferred Shares, Debt Securities or Units, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

3.            With respect to the Units offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (b) the Units and any applicable Unit Agreement have been duly authorized by the Company and the Unit Agent by all necessary corporate action; (c) any applicable Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (d) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Units have been duly established in conformity with any applicable Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplements, so as to be in compliance with and not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum and Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Units have been duly executed and delivered by the Company and authenticated by any Unit Agent pursuant to any applicable Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with any applicable Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement or in connection with any Preferred Shares Debt or Warrants, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

Structure Therapeutics Inc.

August 6, 2025

Page Four

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By:	/s/ Patrick Loofbourrow
Patrick Loofbourrow

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com